As filed with the Securities and Exchange Commission on December 19, 2003

                                               Registration No. 333-93121
   ======================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                            ____________________

                               POST-EFFECTIVE
                               AMENDMENT NO. 1
                                     TO
                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933
                            ____________________


                         FRANKLIN ELECTRIC CO., INC.
           (Exact name of registrant as specified in its charter)

                      INDIANA                         35-0827455
          (State or other jurisdiction of          (I.R.S. Employer
           incorporation or organization)         Identification No.)

                           400 EAST SPRING STREET
                           BLUFFTON, INDIANA 46714
                  (Address of principal executive offices)

                         FRANKLIN ELECTRIC CO., INC.
                        EMPLOYEE STOCK OWNERSHIP PLAN
                          (Full title of the plan)


                             GREGG C. SENGSTACK
        SENIOR VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY
                         FRANKLIN ELECTRIC CO., INC.
                           400 EAST SPRING STREET
                           BLUFFTON, INDIANA 46714
                               (260) 824-2900

          (Name, address and telephone number, including area code,
                            of agent for service)

                               WITH A COPY TO:

                               ROBERT J. REGAN
                            SCHIFF HARDIN & WAITE
                              6600 SEARS TOWER
                        CHICAGO, ILLINOIS 60606-6473
                               (312) 258-5500
                            ____________________




                              EXPLANATORY NOTE

        Pursuant to Item 512(a)(3), this Post-Effective Amendment No. 1 to Form S-8 Registration Statement is filed in order to deregister securities remaining unsold under Registration Statement No. 333-93121, filed on December 20, 1999.

        Registration Statement No. 333-93121 covered 50,000 shares of Common Stock, par value $.10 per share, of Franklin Electric Co., Inc. ("Common Stock") issuable under the Franklin Electric Co., Inc. Employee Stock Ownership Plan (the "Plan") and an indeterminate number of interests in the Plan. This Post-Effective Amendment No. 1 to the Registration Statement is being filed to deregister and withdraw from registration all shares of Common Stock and participation interests in the Plan that remain unissued as of the date hereof.



                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bluffton, State of Indiana on this 17th day of December, 2003.

                                 FRANKLIN ELECTRIC CO., INC.



                                 By:  /s/ R. Scott Trumbull
                                      ----------------------------------
                                         R. Scott Trumbull
                                         Chairman of the Board and
                                         Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 Registration Statement has been signed by the following persons in the capacities and on the date indicated.



                SIGNATURE                                 TITLE                                 DATE
                ---------                                 -----                                 ----

     /s/ R. Scott Trumbull                      Chairman of the Board and                 December 17, 2003
     ------------------------------------       Chief Executive Officer
     R. Scott Trumbull                          (Principal Executive Officer)


     /s/ Gregg C. Sengstack                     Senior Vice President, Chief              December 17, 2003
     ------------------------------------       Financial Officer and Secretary
     Gregg C. Sengstack                         (Principal Financial and
                                                Accounting Officer)


     /s/ Jerome D. Brady*                       Director                                  December 17, 2003
     -----------------------------------
     Jerome D. Brady


                                                Director
     -----------------------------------
     Robert H. Little


     /s/ Patricia Schaefer*                     Director                                  December 17, 2003
     -----------------------------------
     Patricia Schaefer


                                                Director
     -----------------------------------
     Donald J. Schneider



     /s/ Howard B. Witt*                        Director                                  December 17, 2003
     -----------------------------------
     Howard B. Witt



     *By: /s/ Gregg C. Sengstack
          -------------------------------
              Gregg C. Sengstack
              Attorney-In-Fact





        THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bluffton, State of Indiana, on December 17, 2003.


                            FRANKLIN ELECTRIC EMPLOYEE STOCK
                            OWNERSHIP PLAN


                            By:  /s/ Gregg C. Sengstack
                                 --------------------------------------
                                 Gregg C. Sengstack
                                 Member, Employee Benefits Committee


                            By:  /s/ R. Scott Trumbull
                                 --------------------------------------
                                 R. Scott Trumbull
                                 Member, Employee Benefits Committee


                            By:  /s/ Gary D. Ward
                                 --------------------------------------
                                 Gary D. Ward
                                 Member, Employee Benefits Committee